Exhibit 14.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 19, 2005, relating to the financial statements and financial highlights which appears in the July 31, 2005 Annual Report to Shareholders of MDT Short-Term Bond Fund (a portfolio of MDT Funds), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
August 9, 2006